Exhibit 13.1

CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the transition report on Form 20-F (the “Form 20-F”) for the transition period ended December 31, 2022 of Gold Royalty Corp. (the “Company”). I, David Garofalo, the Chief Executive Officer of the Company, certify that, based on my knowledge:

(1)
The Form 20-F fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in this report.

Date: March 27, 2023

By:	/s/ David Garofalo
Name:	David Garofalo
Title:	Chief Executive Officer (Principal Executive Officer)